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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         ------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 April 11, 1999


                            PEOPLE'S CHOICE TV CORP.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                      0-21920                   06-1366643
         --------                      -------                   ----------
  (State or other juris-       (Commission File Number)        (IRS Employer
 diction of incorporation)                                   Identification No.)

2 Corporate Drive
Shelton, Connecticut                                                 06484
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(Address of principal executive offices)                           (Zip Code)



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                                (203) 925-7900
                                --------------
              (Registrant's telephone number, including area code)


                                Not Applicable
                                --------------
          (Former name or former address, if changed from last report)



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Item 5. Other Events.
        ------------

(a) On April 12, 1999, People's Choice TV Corp. (the "Company") entered into an Agreement and Plan of Merger, dated as of April 12, 1999 (the "Merger Agreement"), with Sprint Corporation ("Sprint") and MM Acquisition Corp., a wholly owned subsidiary of Sprint ("Merger Sub"). Pursuant to the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company (the "Merger"), with the Company as the surviving corporation. As a result of the Merger, each outstanding share of common stock, par value $.01 per share (the "Common Stock") of the Company (other than shares owned by Sprint, Merger Sub or held by the Company as treasury stock or shares with respect to which the holders have perfected appraisal rights under Delaware law) will be converted into the right to receive $8.00 per share in cash. The foregoing description is qualified in its entirety by reference to the Merger Agreement which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

(b) On April 12, 1999, as a condition and inducement to Sprint entering into the Merger Agreement, Matthew Oristano, the Company's Chairman and Chief Executive Officer, and members of Mr. Oristano's family and family trusts and foundations (collectively, the "Oristano Stockholders"), who beneficially own or have the power to vote shares of the Common Stock representing 10.5% of the outstanding Common Stock of the Company, entered into an agreement with Sprint (the "Stockholder and Option Agreement") pursuant to which the Oristano Stockholders, among other things, have granted an option in favor of Sprint with respect to the Common Stock held by the Oristano Stockholders, subject to certain terms and conditions. The foregoing description of the Stockholder and Option Agreement contained herein is qualified in its entirety by reference to the Stockholder and Option Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

(c) On April 11, 1999, the Board of Directors of the Company authorized and declared a distribution of one right (a "Right") for each of its outstanding shares of Common Stock. The distribution is payable as of April 22, 1999 (the "Record Date") to holders of record of shares of Common Stock on that date. Each Right entitles the registered holder thereof to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company ("Series A Preferred Stock") at a price of $35.00 (the "Exercise Price"), subject to certain adjustments. The description and terms of the Rights will be set forth in a Rights Agreement, as the same may be amended from time to time (the "Rights Agreement"), between the Company and Harris Trust Company of New York, as rights agent (the "Rights Agent").

     Initially the Rights will not be exercisable, certificates will not be sent to stockholders and the Rights will automatically trade with the shares of Common Stock.

     The Rights, unless earlier redeemed or exchanged by the Board of Directors, become exercisable upon the close of business on the day (the "Distribution Date") which is the earlier of (i) the tenth day following a public announcement that a person or group of affiliated or associated persons (other than certain exceptions set forth below, an "Acquiring Person") which has acquired beneficial ownership or voting control of 15% or more of the outstanding shares of Common Stock of the Company, (ii) the tenth business day (or such later date as may be determined by the Board of Directors prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) after the date of the commencement or public announcement of a person's or group's intention to commence a tender or exchange offer the consummation of which would result in the acquisition of beneficial ownership or voting control of 15% or more of the Company's outstanding shares of Common Stock (even if no shares of Common Stock are actually acquired pursuant to such offer) or (iii) the Expiration Date (as


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defined therein). Prior to a Distribution Date, the Rights will not be exercisable, will not be represented by a separate certificate, and will not be transferable apart from the shares of Common Stock, but will instead be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate itself. An Acquiring Person does not include (i) the Company, (ii) any subsidiary of the Company, (iii) any employee benefit plan of the Company or of any subsidiary of the Company, or any trust or other entity holding shares of Common Stock for or pursuant to the terms of any such plan, or (iv) any person or group of affiliated or associated persons whose beneficial ownership or voting control of 15% or more of the outstanding shares of Common Stock of the Company results solely from a reduction in the number of outstanding shares of Common Stock of the Company (provided that any such person or group that does not become an Acquiring Person by reason of the exception provided by this clause (iv) shall become an Acquiring Person upon acquisition of any additional outstanding shares of Common Stock unless such acquisition of additional shares of Common Stock will not result in such person or group becoming an Acquiring Person). In addition, Sprint and Merger Sub shall not be deemed to be an "Acquiring Person" solely by virtue of their acquisition of preferred stock of the Company pursuant to the Securities Purchase and Option Agreement between Sprint and Wireless Holding LLC, dated as of April 2, 1999, or the acquisition of Common Stock pursuant to or otherwise permitted by the Merger Agreement or any other agreement contemplated thereby.

     Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), new certificates for shares of Common Stock issued after the Record Date will contain a legend incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender for transfer of shares of Common Stock outstanding as of the Record Date also will constitute the transfer of the Rights attaching to such shares. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of shares of Common Stock as of the close of business on the Distribution Date, and such separate Rights Certificates alone will evidence the Rights from and after the Distribution Date.

     The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on April 22, 2009 (the "Final Expiration Date"), unless earlier redeemed or exchanged by the Company as described below.

     The number of one one-thousandths of a share of Series A Preferred Stock issuable upon exercise of the Rights is subject to certain adjustments from time to time in the event of a share distribution on, or a subdivision or combination of, the Common Stock. The Exercise Price for the Rights is subject to adjustment in certain events.

     Unless the Rights are earlier redeemed or exchanged, in the event that a person or group of affiliated or associated persons becomes an Acquiring Person, the Rights Agreement provides that each holder of record of a Right, other than the Acquiring Person (whose Rights will thereupon become null and void), will thereafter have the right to receive, upon payment of the Exercise Price, that number of shares of Common Stock having a market value at the time of the transaction equal to two times the Exercise Price.



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     In addition, unless the Rights are earlier redeemed or exchanged, in the event that after the time that a person or group of affiliated or associated persons becomes an Acquiring Person the Company were to be acquired in a merger or other business combination (in which any shares are changed into or exchanged for other securities or assets) or more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) were to be sold or transferred in one or a series of related transactions, the Rights Agreement provides that proper provision will be made so that each holder of record of a Right, other than the Acquiring Person (whose rights will thereupon become null and void), will from and after such date have the right to receive, upon payment of the Exercise Price, that number of shares of common stock of the acquiring company having a market value at the time of such transaction equal to two times the Exercise Price.

     At any time on or prior to the earlier of (i) the close of business on the tenth day after a public announcement that a person or group of affiliated or associated persons has become an Acquiring Person (or such earlier or later date as may be authorized by the Board of Directors), or (ii) the Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right ("Redemption Price"), payable at the election of the Company in cash, shares of Common Stock or other consideration determined to be appropriate by the Board of Directors. Following the effective time of the action of the Board of Directors authorizing redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of the Rights will be to receive the Redemption Price.

     For as long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price or date of expiration of the Rights, amend the Rights in any manner, including an amendment to extend the time period in which the Rights may be redeemed. At any time when the Rights are not then redeemable, the Company may amend the Rights in any manner that does not materially adversely affect the interests of holders of the Rights as such.

     Until a Right is exercised, the holder, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive distributions.

     The foregoing description is qualified in its entirety by reference to the form of Rights Agreement, which includes as Exhibit B the form of Summary of Rights to Purchase Shares of Series A Junior Participating Preferred Stock and as Exhibit C the form of Rights Certificate, which is attached hereto as Exhibit
4.1 and is incorporated herein by reference.

     A copy of the press release announcing the foregoing transactions is attached hereto as Exhibit 99.1 and is incorporated herein by reference.



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Item 7. Financial Statements and Exhibits.
        ---------------------------------

        (a)    Financial statements of business acquired:   None

        (b)    Pro forma financial information:   None

        (c)    Exhibits:

        2.1 Agreement and Plan of Merger, dated as of April 12, 1999 among People's Choice TV Corp., Sprint Corporation and MM Acquisition Corp.

        4.1 Form of Rights Agreement, dated as April 12, 1999 between People's Choice TV Corp. and Harris Trust Company of
                   New York, as Rights Agent.

        10.1 Stockholder and Option Agreement, dated as of April 12, 1999 among Sprint Corporation, Matthew Oristano and other parties named therein.

        99.1       Press Release issued by People's Choice TV Corp. on
                   April 12, 1999.





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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      PEOPLE'S CHOICE TV CORP.



                                      By:   /s/ Matthew Oristano
                                            --------------------
                                            Chairman and Chief Executive Officer





Date:  April 14, 1999





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                                 EXHIBIT INDEX



Exhibit
Number        Description
-------       -----------

2.1 Agreement and Plan of Merger, dated as of April 12, 1999 among People's Choice TV Corp., Sprint Corporation and MM Acquisition Corp.

4.1 Rights Agreement, dated as of April 12, 1999 between People's Choice TV Corp. and Harris Trust Company of New York, as Rights Agent.

10.1 Stockholder and Option Agreement, dated as of April 12, 1999 among Sprint Corporation, Matthew Oristano and other parties named therein.

99.1          Press Release issued by People's Choice TV Corp.
              April 12, 1999.